HECO Exhibit 10.2

LOW SULFUR FUEL OIL SUPPLY CONTRACT

BETWEEN

CHEVRON PRODUCTS COMPANY, A DIVISION OF CHEVRON U.S.A. INC.

AND

HAWAIIAN ELECTRIC COMPANY, INC.

Dated as of August 24, 2012

LOW SULFUR FUEL OIL SUPPLY CONTRACT

This Low Sulfur Fuel Oil Supply Contract (“Contract”) is deemed entered into as of August 24, 2012 (“Effective Date”), by and between Chevron Products Company, a division of Chevron U.S.A. Inc. (“Chevron”), a Pennsylvania corporation, and Hawaiian Electric Company, Inc. (“HECO”), a Hawaii corporation, for the sale and purchase of low sulfur fuel oil (“LSFO”).  Chevron and HECO are each a “party” and collectively the “parties” to this Contract.  This Contract shall become effective as provided in Article 2 (Term of Contract) below.

RECITALS

A.                                    Chevron is a supplier of fuel products and owns and operates a refinery (“Refinery”) on the island of Oahu, State of Hawaii.

B.                                    HECO is in the business of generation, transmission and distribution of electrical power on the island of Oahu, State of Hawaii.

C.                                    In consideration of the exchange of mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to be bound by the terms of this Contract.

AGREEMENT

1.                                      DEFINITIONS AND EXHIBITS

1.1                               Definitions.  Unless the context otherwise requires, the following terms shall have the meanings assigned to them, and the terms defined elsewhere in this Contract by inclusion in quotation marks shall have the meanings so ascribed to them.

(A)                               “Additional Volume” means a certain volume of LSFO agreed by the parties in writing to be sold by Chevron and purchased by HECO during a month in excess of a daily rate of [ - - - ] barrels per day multiplied by the number of days in the Nomination month in question.

(B)                               “Affiliate” means with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of a majority of voting securities, by contract or otherwise, and it being understood and agreed that with respect to a corporation, limited liability company or partnership, control shall mean direct or indirect ownership of equal to or more than 50% of the voting stock or limited liability company interest or general partnership interest or voting interest in any such corporation, limited liability company or partnership.

(C)                               “API” or “API Gravity” refers to the American Petroleum Institute’s standard measurement of gravity for petroleum products using ASTM test methods.

(D)                               “ASTM” means the American Society for Testing and Materials whose standards are utilized in this Contract with respect to fuel specifications, quantitative measurements, sampling and testing.

(E)                                “barrel” or “bbl” means 42 American bulk gallons at 60 degrees Fahrenheit.

(F)                                 “BPTF” means HECO’s Barbers Point Tank Farm, a fuel receiving, storage and distribution facility located in Barbers Point area of Oahu, in Campbell Estate Industrial Park, Kapolei, Hawaii.

(G)                               “BTU” and “BTU content” means British Thermal Unit and refers to the standard assessment of fuel’s gross heating value or gross heat content.

(H)                              “Business Day” shall mean Monday through Friday, except for a day as to which physical locations of commercial banks in Honolulu, Hawaii are closed for business to the public due to a scheduled holiday.

(I)                                   “Certificate of Quality” or “Quality Certificate” means the formal document recording the Chevron laboratory determinations of the quality and BTU content of a particular sample which represents a specific Delivery, said laboratory determinations having been performed in accordance with the standard test methods described herein.

(J)                                   “Change Notice” has the meaning set forth in Section 2.3(A).

(K)                              “Commencement Date” has the meaning set forth in Section 2.1.

(L)                                “Contingency” has the meaning set forth in Section 11.1.

(M)                            “day” means a calendar day.

(N)                               “Deliver,” “Delivery,” “Deliveries” or “Delivered” refers to the transfer of title or physical movement of LSFO or Line Displacement Stock sold by Chevron and purchased by HECO.

(O)                               “Delivery Status Against Ratable” means the calculated figure equal to cumulative Deliveries of LSFO as of a specific day in a month where said Deliveries for the month which includes the specified day less the cumulative Nominations on a Contract-to-date basis as of that same specific day in a month

(P)                                 “Effective Date” has the meaning set forth in the Preamble.

(Q)                               “Extension” means any Contract period in addition to and after the Original Term, each of which is a twelve (12) month period beginning January 1.

(R)                               “Full Documentation” has the meaning set forth in Section 10.1(A).

(S)                                 “Gallon”, “gal” or “gallon” means a United States gallon of 231 cubic inches at 60 degrees Fahrenheit.

(T)                                “Governmental Authority” means any international, foreign, federal, state, regional, county, or local Person having governmental or quasi-governmental authority or subdivision thereof, including recognized courts of Law, or other body or entity of competent jurisdiction.

(U)                               “G.S.V.” means gross standard volume in U.S. barrels at 60 degrees Fahrenheit.

(V)                               “Independent Inspector” means a qualified third-party petroleum inspection contractor acceptable to both parties providing petroleum sampling, measurement and other services before, during and after a Delivery.

(W)                            “Invoiced Deliveries” means Deliveries which have been invoiced in accordance with Article 10.

(X)                               “Invoice Date” means the billing or invoice issue date as shown on the invoice which is after completion of the Delivery in question.

(Y)                               “Kahe Pipeline” means HECO’s 10-inch pipeline running from Barbers Point to the Kahe Power Plant which is used for transporting LSFO to the fuel receiving and storage facilities at HECO’s Kahe Power Plant.

(Z)                                “Law” means any law, decree, directive, judgment, order, decision, interpretation, enforcement, statute, code, ordinance, rule, regulation, treaty, convention or any action, direction or intervention or other requirement of any Governmental Authority.

(AA)                      “Line Displacement Stock” means, collectively for this purpose, Diesel Fuel No. 2 and/or Chevron Industrial Fuel Oil No. 6 Delivered to either (i) displace LSFO from BPTF piping, HECO’s Kahe Pipeline or HECO’s Waiau Pipeline during any shutdown of operations of such facilities for reasons including but not limited to emergency, inspection, repair, or maintenance; (ii) heat up BPTF piping, HECO’s Kahe Pipeline or HECO’s Waiau Pipeline subsequent to any shutdown; or (iii) be used as reasonably required for the use or operation of such facilities in order to facilitate the movement of LSFO into HECO’s tankage at BPTF, Kahe and Waiau.

(BB)                      “LSFO” means Low Sulfur Fuel Oil of the quality specified at Exhibit A (LSFO Specifications).

(CC)                      “Marine Delivery” or “Marine Deliveries” means a Delivery of LSFO and/or the components thereof, including blend stock, all or part of which are Delivered by Chevron from a marine vessel to HECO’s receiving and storage tanks.

(DD)                      “MM” means million when used in conjunction with a unit of measure such as BTU (e.g., MM BTU means million BTU).

(EE)                        “month” means a calendar month.

(FF)                          “Nominated” or “Nomination” means the amount of LSFO  specified by HECO in writing to be sold and Delivered by Chevron and purchased and received by HECO for a specified month.

(GG)                      “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

(HH)                    “Pipeline Delivery” or “Pipeline Deliveries” means a Delivery of LSFO or Line Displacement Stock from the Refinery either (i) to HECO’s petroleum receiving and storage tanks at BPTF via the Refinery’s pipelines; (ii) where or if there exists a direct connection between the Refinery’s pipelines and HECO’s Kahe Pipeline, to HECO’s petroleum receiving and storage tanks at Kahe; or (iii) where or if there exists a direct connection between the Refinery’s pipelines and HECO’s Waiau Pipeline, Delivery of LSFO or Line Displacement Stock from the Refinery to HECO’s petroleum receiving and storage tanks at Waiau.

(II)                              “Representatives” of a party shall mean the respective officers, directors, members, managers, employees and agents of such party or its Affiliates.

(JJ)                              “Supply Deficit Position” has the meaning set forth in Section 3.2(G).

(KK)                    “Waiau Pipeline” means HECO’s 8-inch Waiau fuel pipeline running from Barbers Point to HECO’s fuel receiving and storage facilities at HECO’s Waiau Power Plant.

1.2                               Exhibits.  The Exhibits identified in this Contract are incorporated herein by reference and made a part of this Contract.

2.                                      TERM OF CONTRACT

2.1                               Commencement of Term.  This Contract is a binding agreement between the parties as of the Effective Date, but LSFO Deliveries hereunder, and the duty to pay for LSFO Deliveries hereunder shall not commence until May 1, 2013 (“Commencement Date”).

2.2                               Regulatory Approval.

(A)                               [ - - - ],  HECO shall file an application with the State of Hawaii Public Utilities Commission (“Commission”) requesting the issuance of a decision and order by the Commission approving this Contract such that HECO may include the reasonable costs incurred by HECO pursuant to this Contract in its revenue requirements for ratemaking purposes and for the purposes of determining the reasonableness of HECO’s rates and/or for cost recovery above those fuel costs included in the base rate through HECO’s Energy Cost Adjustment Clause, hereinafter, the “Commission Approval Order”.

(B)                               If HECO [ - - - ] and has not received a Commission Approval Order in a form acceptable to HECO in its reasonable judgment either (1) [ - - - ], or (2) between the [ - - - ], then HECO may terminate this Contract, in either case by providing Chevron with written notice effective no earlier than one hundred twenty (120) days later; provided, however, that any such notice of termination [ - - - ].

(1)                                 In the event of such [ - - - ], each party shall bear its own fees, costs and expenses incurred prior to termination, if any, in preparation for performance hereunder, and the parties shall have no further obligation to each other with respect to this Contract except for indemnity and confidentiality obligations assumed by the parties hereunder.

(2)                                 In the event of such [ - - - ], the obligations of the parties for any liabilities [ - - - ].

(C)                               Chevron recognizes that HECO may reasonably determine that the form of Commission Approval Order is not acceptable to HECO if it (1) contains terms and conditions that materially affect HECO’s economic interests, or (2) a Person with legal standing has provided a written indication that it intends to seek a change in such decision and order through motion or appeal.

2.3                               Length of Term; HECO Change Notice.   Subject to Section 2.3(A)-(D), this Contract shall be for a term beginning on the Commencement Date through and including December 31, 2016 (“Original Term”), and continuing thereafter for one or more Extensions, each such Extension a period of twelve (12) months, beginning each successive January 1, unless HECO or Chevron gives written notice of termination at least [ - - - ] days before the beginning of an Extension.

(A)                               If during the term of this Contract HECO makes a good faith decision to reduce its use of LSFO below the minimum volume of LSFO to be purchased hereunder so as to comply with a direction of Governmental Authority or a change in Law that has been directed or promulgated prior to the Effective Date (collectively, “Grounds”), then HECO may provide Chevron with a written notice (“Change Notice”) at least [ - - - ] days in advance of any such reduction in Nominations.  Any such Change Notice shall specify: (1) the law or Governmental Authority direction constituting the Grounds; (2) HECO’s proposed reduced minimum volume of LSFO to be purchased hereunder; (3) [ - - - ]; and (4) the effective date of the reduction in LSFO Nominations [ - - - ].

(B)                               Chevron will provide a written response to HECO’s Change Notice on or by [ - - - ] days from Chevron’s receipt of the Change Notice indicating Chevron’s election under Section 2.3(C).  If Chevron fails to timely respond, HECO may elect to terminate this Contract by providing Chevron with written notice of termination within thirty (30) days following the expiration of Chevron’s [ - - - ] period to respond to the Change Notice.  If HECO timely provides such termination notice to Chevron, then the Contract shall terminate on the [ - - - ].

(C)                               In response to a Change Notice, it is agreed that [ - - - ]:

(1)                                 [ - - - ] insufficient to warrant continuing as a supplier hereunder [---].

[ - - - ].

(2)                                 Chevron may elect to provide HECO with written acceptance of the HECO’s [ - - - ] shall commence on the effective date of the [ - - - ] as specified in the Change Notice.

(3)                                 Chevron may elect to notify HECO that Chevron will [ - - - ] under the terms of the Contract, in which case it is agreed that HECO will purchase the [ - - - ] hereunder.  The heat content of such [ - - - ] shall not be subject to Section 7.2 and shall be equal to [ - - - ] per barrel as stated in Exhibit C [ - - - ] for such volumes of [ - - - ]; provided, however, that if the [ - - - ], HECO shall pay Chevron the price for the applicable [ - - - ].  The delivery of [ - - - ] from Chevron to HECO shall be made at [ - - - ] in accordance with either Section 7 or Section 8 herein. If Chevron notifies HECO of [ - - - ] volume specified in HECO’s Change Notice, then HECO may, in its discretion, [ - - - ] and: (1) terminate this Contract or (2) retract the Change Notice and [ - - - ] under this Contract. HECO shall notify Chevron of its election under this Section 2.3(C)(3), i.e., state HECO’s [ - - - ] and indicate whether HECO elects to terminate this Contract or retract the Change Notice within [ - - - ] days of [ - - - ].  Except as otherwise provided herein, the effective date for the [ - - - ] shall be the start date of the [ - - - ] specified in the Change Notice.

(D)                               Should Chevron elect to [ - - - ] under this Contract, the terms of this Contract shall be deemed to have been conformed to reference the [ - - - ] herein.  The parties shall cooperate in advance of any such [ - - - ] to agree upon the applicable operational and logistical details of [ - - - ] to the extent such matters differ from those applicable to the [ - - - ].  Notwithstanding any other provision of Section 2.3, it is agreed that [ - - - ] shall be effective upon the effective date of the [ - - - ] specified by HECO in the Change Notice, however, Deliveries [ - - - ], and the duty to pay for Deliveries [ - - - ], shall not commence prior to HECO receiving a Commission Approval Order (satisfactory to HECO) relative to contractual arrangements with Chevron for [ - - - ].

3.                                      PURCHASE VOLUMES AND DELIVERY RATES

3.1                               Purchase Volumes.  Beginning with the month of the Commencement Date, Chevron shall sell and Deliver to HECO and HECO shall purchase and receive from Chevron, LSFO at a reasonably uniform rate during each month.  This monthly volume shall equate to an average daily rate in physical barrels per day which is no less than the minimum nor more than the maximum set out in Exhibit B (Volume Band).

(A)                               If the parties agree in writing at the time, Chevron will sell and Deliver and HECO shall purchase and receive Additional Volume.

3.2                               Delivery Rates.

(A)                               HECO shall provide Chevron with written notice of HECO’s Nominated volume of Delivery for each month at least [ - - - ] days prior to the beginning of that month.  In addition to the volume Nomination, HECO shall also provide a written indication of the volume HECO anticipates purchasing for the calendar month following the month in which the Nomination is provided.

(B)                               No later than ten (10) days prior to the beginning of each month, Chevron will, in writing, provide HECO with a proposed schedule of Pipeline Deliveries and Marine Deliveries (“Delivery Schedule”) to be made for the following three (3) months.  The proposed Delivery Schedule shall specify the type of Delivery, whether Pipeline Delivery or Marine Delivery, approximate quantity and the approximate date.  The Deliveries are to be made at reasonably regular intervals.  HECO shall notify Chevron of its acceptance or rejection of the proposed Delivery Schedule within three (3) Business Days of receipt.  Should HECO fail to provide notice to Chevron of its acceptance, conditional acceptance or rejection of the Delivery Schedule prior to the end of this three (3) Business Day period, HECO shall be deemed to have accepted the Delivery Schedule.  If

HECO rejects the proposed Delivery Schedule because the date or volume of an individual Delivery is unacceptable, HECO shall advise Chevron in writing as soon as possible thereafter of a satisfactory alternate Delivery date or alternate Delivery quantity.

(C)                               Chevron shall notify HECO in writing of any change in the accepted Delivery Schedule due to any of the following causes with respect to each individual Delivery as soon as practicable after it shall become known to Chevron:

(1)                                 A change in the volume of an individual Pipeline Delivery, if such change is in excess of [ - - - ] barrels of the previously advised Delivery volume or a change in the volume of an individual Marine Delivery, if such change is in excess of [ - - - ] barrels of the previously advised Delivery volume; or

(2)                                 A change in the date of an individual Delivery, if such change is greater than two (2) days from the previously advised date.

(D)                               HECO shall not be required to take Delivery of more than 75% of a month’s Nominated volume in any ten (10) consecutive day period.   Chevron shall not be required to make Delivery of more than 50% of a month’s Nominated volume in any ten (10) consecutive day period. Chevron will make commercially reasonable efforts to plan its Pipeline Deliveries and Marine Deliveries such that it shall have a Delivery Status Against Ratable of approximately zero ([ - - - ] barrels) at month-end for the third month of the accepted Delivery Schedule.  Scheduled Marine Deliveries can be made plus or minus seven (7) days from the date shown on the accepted Delivery Schedule.

(E)                                Chevron and HECO shall make commercially reasonable efforts to coordinate their separate marine and pipeline shipments into and out of HECO’s BPTF to minimize operational difficulties and costs, including but not limited to tankage availability and vessel demurrage.

(F)                                 Unless waived by HECO and subject to tank availability, the physical volume of Chevron’s Marine Deliveries of LSFO shall be limited to [ - - - ] barrels during any [ - - - ] day period of any month, except during months when Chevron’s LSFO production facilities at the Refinery are not operating or when HECO’s Nominated rate of Delivery for the month of the Marine Delivery is in excess of the maximum quantity specified in Exhibit B (Volume Band).

(G)                               If due to reasons other than a Contingency, Chevron’s anticipated Pipeline Deliveries and Marine Deliveries of LSFO shall reasonably indicate that the cumulative quantity of its Deliveries to HECO during a given period of this Contract will result in a Delivery Status Against Ratable in excess of [ - - - ] barrels for a period in excess of [ - - - ] consecutive days, Chevron shall be deemed to be in a “Supply Deficit Position” and shall promptly give notice of the same to HECO.

(H)                              In the event that Chevron gives notice that it is in a Supply Deficit Position, Chevron and HECO shall thereafter immediately confer in good faith on the steps to be taken to minimize the impact of any Supply Deficit Position on HECO.  Within three (3) Business Days of tendering notice of Supply Deficit Position to HECO, Chevron shall propose a written plan (“Supply Plan”) detailing how Chevron will make Deliveries of LSFO to HECO to address the Supply Deficit Position.  HECO shall have seven (7) days to accept or reject Chevron’s proposed Supply Plan in writing.  [ - - - ] Notwithstanding the foregoing, in the event that Chevron has other term contract buyers for LSFO, Chevron may ratably allocate its sale of LSFO to all such buyers on the basis of actual sales to each such buyer over the prior 12-month period.

4.                                      FUEL QUALITY

4.1                               Fuel Specifications.  LSFO sold and Delivered by Chevron to HECO hereunder shall conform to the specifications contained in Exhibit A (LSFO Specifications).

4.2                               Limited Warranty.  EXCEPT AS SET FORTH IN SECTION 4.1, CHEVRON MAKES NO OTHER WARRANTY CONCERNING THE LSFO SOLD AND DELIVERED HEREUNDER, WHETHER EXPRESSED OR IMPLIED IN FACT OR BY LAW, OR AS TO THE MERCHANTABILITY OR FITNESS OF THE LSFO FOR ANY PARTICULAR PURPOSE.

5.                                      PRICE

5.1                               Price Per Physical Barrel.  The price of LSFO sold and Delivered by Chevron to HECO hereunder shall be determined as set forth in Exhibit C (LSFO Pricing).

Flexibility in Supply Source.  To provide the flexibility needed by Chevron to meet its obligations to HECO, [ - - - ] of crude oil and other raw material, the place of manufacture, and the manufacturer of LSFO [ - - - ].  The price of all [ - - - ] Delivered by Chevron to HECO hereunder shall be determined in accordance with the terms of this Contract regardless of [ - - - ].

5.2                               Taxes and Fees.

(A)                               In addition to all other amounts payable by HECO under this Contract, HECO shall reimburse Chevron for all taxes, assessments, levies and imposts of whatsoever kind or nature imposed on Chevron by any governmental or quasi-governmental body, as adjusted, modified or revised from time to time, including without limitation the Hawaii General Excise Tax, the Hawaii Use Tax, the Hawaii Environmental Response Tax and [ - - - ].  Notwithstanding the foregoing and any illustrative schedule of prices herein, HECO shall not be required to reimburse Chevron under this Section 5.3 for any tax measured by or based on the net income of Chevron or for real property taxes or to duplicate any item of expense of Chevron which is recovered by Chevron under the billing price under Section 5.1 or for any item expressly mentioned by the applicable price reporting service or confirmed by the applicable price reporting service in writing upon inquiry by either Chevron or HECO, as being included in a price used to compute the billing price under Section 5.1.

(B)                               As to the reimbursement of Chevron for [ - - - ]. during in the calendar quarter immediately preceding the calendar quarter of the Nominated month of Delivery.  If the foregoing is [ - - - ] during the calendar quarter in question. The accuracy of the reimbursement per barrel payable by HECO pursuant to this Section 5.3(B) may upon written request be verified by an independent auditor chosen by Chevron and subject to HECO’s acceptance, such acceptance not to be unreasonably withheld.  Chevron and HECO shall share equally the cost of such independent verification to the extent that such verification would not otherwise have been routinely performed for Chevron by the independent auditor.

(C)                               As of the Effective Date of this Contract, the governmental fees, etc. which are currently in effect are the Hawaii Use Tax (0.5%), [ - - - ] (as determined herein), the Hawaii Environmental Response Tax ($1.05 per barrel), the Federal Oil Spill Recovery Fee ($0.08 per barrel), and the Hawaii General Excise Tax (4.712%) on applicable items and amounts under the Law, all of which will be added to the invoiced price.  The Hawaii Environmental Response Tax is not subject to the Hawaii General Excise Tax.

5.3                               Rounding of Index Averages.  All prices, index averages, adjustments thereto and other sums payable hereunder shall be stated in the nearest thousandth of a dollar.

5.4                               Successor Publications.  All references to a specific price reporting service publication herein shall be deemed to include successor publications.  In the event of the discontinuance of a price reporting publication without a successor publication, the parties shall agree upon an alternate price reporting service publication or market price assessment and any modification of the per barrel premiums and/or other pricing elements hereunder as may be reasonable  under the circumstances.  If the parties are unable to agree within [ - - - ] days of such notice, either party shall have the right to seek arbitration for a determination of the matter under Section 16.2.

6.                                      INDEMNITY

6.1                               Scope of Indemnity.  Except as provided herein, each party to this Contract shall with respect to the other party’s “Indemnitees” (consisting of the other party, its Affiliates and each of their respective directors, officers, employees, agents, representatives, and the successors and assigns of any of the foregoing), defend, indemnify, release, reimburse and hold harmless the Indemnitees for, from and against any claims, demands, expenses (including penalties, interest and reasonable attorneys’ fees), and causes of action asserted against them by any third Person (including without limitation employees of either party or any Governmental Authority) for personal injury or death, or the loss or damage to property, to the extent resulting from operations or performance hereunder and the willful or negligent acts or omissions of the indemnifying party or from the indemnifying party’s failure to comply with Laws relevant and applicable to the Delivery or receipt of LSFO.  Where such personal injury, death or loss of or damage to property is the result of the negligence or misconduct of both the parties hereto, the parties expressly agree to indemnify in proportion to each party’s share of such negligence or misconduct.

6.2                               Notice of Claims.  Each party agrees to promptly notify the other of any matter as to which rights are asserted under this Article 6 and to provide the other party with information to the extent reasonably requested and reasonable assistance related to any such matter, including the defense thereof.

6.3                               Indemnitee’s Right to Control its Defense.  At its election, an Indemnitee who is entitled hereunder to a defense of a matter may control that defense (including the selection of qualified counsel) and the party responsible hereunder for indemnification in the matter shall pay for and reimburse the Indemnitee for reasonable defense expenses, including attorneys’ fees, arbitration related fees, expert witness fees and other defense costs.

6.4                               Survival of Provisions.  The provisions of this Article 6 shall survive the termination or expiration of this Contract to the extent they apply to events which occurred during the term of this Contract.

7.                                      PIPELINE DELIVERY

7.1                               LSFO Delivery.

(A)                               Pipeline Delivery of LSFO, [ - - - ], or Line Displacement Stock from the Refinery shall be made by pipeline from the Refinery into HECO’s BPTF.  Title and risk of loss of such LSFO, [ - - - ] and Line Displacement Stock shall pass to HECO where Refinery pipelines interconnect with HECO’s BPTF pipelines at the point where the pipelines intersect the boundary line between the Refinery property and HECO’s BPTF property.

(B)                               Pipeline Delivery of [ - - - ] from Refinery tankage shall be made by Chevron’s [ - - - ] from the Refinery to one or more of the following options: (1) HECO’s Waiau Power Plant; (2) a direct connection (to be constructed by HECO) to HECO’s Iwilei Tank Farm; (3) a direct connection (to be constructed by HECO) to HECO’s Waiau Pipeline or Kahe Pipeline; (4) an existing direct connection to a [ - - - ] employed under an appropriate throughput agreement with HECO; and (5) a direct connection (to be constructed by HECO) to a HECO diesel pipeline, which is to run from BPTF to [ - - - ] (to be constructed by HECO).  Title and risk of loss of such [ - - - ] shall pass to HECO as the [ - - - ] passes the flange connecting Chevron’s [ - - - ] to the Waiau Power Plant, Iwilei Tank Farm, HECO Waiau Pipeline, HECO Kahe Pipeline, existing [ - - - ] or HECO [ - - - ], as applicable.

7.2                               Determination of Quality.

(A)                               The quality and BTU content of the LSFO Delivered by Pipeline Delivery to HECO shall be determined on the basis of a volumetric weighted average composite of samples drawn from Chevron’s issuing tank(s) at the Refinery in such a manner as to be representative of each individual Pipeline Delivery (“Tank Final Sample”).

(B)                               The Tank Final Sample shall be divided into a minimum of three (3) parts as follows:

(1)                                 One part shall be provided to the Refinery’s laboratory for analysis to determine BTU content per barrel and quality determination.

(2)                                 One part shall be provided to HECO’s laboratory for analysis to determine BTU content per barrel and for the purpose of verifying Chevron’s determinations.

(3)                                 At least one part shall be sealed and retained by the Independent Inspector for a period of not less than three (3) months.

(C)                               Chevron agrees to provide HECO and the Independent Inspector each with a copy of Chevron’s Certificate of Quality representing the Tank Final Sample and shall make commercially reasonable efforts to provide such quality documentation no later than the day of the completion of the Pipeline Delivery.  If the completed Certificate of Quality is not available the day of the completion of the Pipeline Delivery, Chevron will advise HECO and the Independent Inspector, by the day of the completion of the Pipeline Delivery, the final determination of API gravity, flash point, sulfur content and sediment and water representing the Tank Final Sample.

(D)                               The official BTU content determination shall be based upon an average of Chevron’s and HECO’s laboratory analyses, provided that such analyses fall within the ASTM reproducibility standard (currently 0.4 MJ/kg which the parties shall deem to be equivalent to a fixed standard of 60,000 BTU per barrel) for Test D 240.  Chevron and HECO will make commercially reasonable efforts to evaluate the BTU content of the Tank Final Sample and exchange results within three (3) Business Days.  In the event  the difference between HECO’s and Chevron’s laboratory determination of BTU content falls outside said reproducibility standard, the sealed part of the Tank Final Sample in the possession of the Independent Inspector shall be provided to an independent testing laboratory for an official determination, which shall be final.  In cases of disagreement or excessive delays in HECO’s determination of BTU content, Chevron shall have the right to invoice the sale using a provisional BTU content of 6.2 MM BTU per barrel, with any required adjustments made after final determination is made.  Chevron and HECO shall share equally the cost of independent tests and determinations.

(E)                                The quality of Line Displacement Stock shall be determined on the basis of samples drawn in such a manner as to be representative of each individual Delivery.  Samples of Line Displacement Stock shall be drawn by Chevron or, if mutually agreed, by or under the supervision of an Independent Inspector the cost of which shall be shared equally by Chevron and HECO.  Such samples shall be divided into two (2) parts: one part shall be used by Chevron to determine quality and BTU content, if so requested by HECO; and the other part shall be sealed and retained separately by HECO.

7.3                               Measurement of Quantity.

(A)                               Quantities of LSFO and Line Displacement Stock shipped between the facilities by pipeline including quantities of same Delivered by Pipeline Delivery hereunder shall be determined at the time of the Pipeline Delivery by gauging Chevron’s tanks before and after pumping under the supervision of the Independent Inspector.  Quantities of LSFO and Line Displacement Stock pumped, sold or Delivered by Chevron and purchased or received by HECO hereunder shall be calculated in accordance with the current measurement standards adopted by industry, ASTM, API and other recognized standard-setting bodies as are applicable in the opinion of the Independent Inspector and shall be expressed in G.S.V., U.S. barrels at 60 degrees Fahrenheit.

(B)                               Both HECO and Chevron agree that if measurement of Chevron’s tanks is, in the opinion of the Independent Inspector, considered to have been rendered inaccurate for any reason including, but not limited to operational constraints, physical loss of LSFO or Line Displacement Stock or inadvertent transfer of LSFO or Line Displacement Stock within Chevron’s facilities, then the quantity of LSFO or Line Displacement Stock may be determined by gauging HECO’s tanks before and after pumping under the supervision of the Independent Inspector.

7.4                               Disputes Regarding Quality.

(A)                               If either Chevron or HECO has reason to believe that the quality of LSFO or Line Displacement Stock stated for a particular Pipeline Delivery or Marine Delivery per Article 7 or Article 8 is incorrect, that party shall within sixty (60) days after the issuance date of the complete Certificate of Quality, present the other party with documents supporting such dispute and the parties will confer on the causes for the discrepancy and shall proceed to correct such causes and adjust the quality, if justified, for the

Pipeline Delivery or Marine Delivery in question.  In the event of an unresolved difference between Chevron and HECO, the sealed part of the relevant sample in the possession of the Independent Inspector shall be provided to an independent testing laboratory for an official determination, which shall be final. Chevron and HECO shall share equally the cost for such independent laboratory determination.

(B)                               If the quality of the LSFO received by HECO from Chevron fails to conform to specifications in Article 4 of this Contract, both Chevron and HECO shall minimize, if possible, the impact of any quality problem on HECO by specification waiver if the use of the LSFO will not cause harm to HECO, or by Chevron Delivering higher quality LSFO in a timely manner to produce a specification quality blend in HECO’s receiving and storage tank(s) containing the non-specification LSFO.  If all such, and similar, efforts fail to resolve the quality problem, then HECO may return non-specification LSFO to Chevron, in which case Chevron shall replace the non-specification LSFO in a timely manner.  All costs and expenses, including HECO’s handling costs incurred in returning and replacing non-specification LSFO, shall be paid by Chevron.

7.5                               Independent Inspection.  Chevron and HECO will make commercially reasonable efforts to ensure that all measurements taken and determinations made with respect to the provisions of this Contract shall be under the supervision of an Independent Inspector, and the costs thereof shall be shared equally by Chevron and HECO.  If, in the interest of time, Chevron personnel rather than the Independent Inspector take measurements, such measuring shall be performed in accordance with accepted industry standards approved by an Independent Inspector.

8.                                      MARINE DELIVERY

8.1                               Notification of Marine Delivery.  Chevron shall provide HECO with updates on the anticipated arrival date of its vessel and expected date for commencing the Marine Delivery and otherwise comply with the notice provisions of Section 3.2(b) and Section 3.2 (c) herein.

8.2                               Notification of Chevron’s Use of HECO’s BPTF.  Chevron shall provide HECO at least sixty (60) days’ advanced notice of its planned use of a specified volume of more than 100,000 barrels, and no more than  275,000 barrels, of HECO’s petroleum storage capacity at BPTF for Chevron’s use in making a Marine Delivery to HECO.  After confirming availability of Chevron’s request for use of a specified volume of HECO’s BPTF petroleum storage capacity, HECO shall [ - - - ].

8.3                               Delivery of Marine Cargo.

(A)                               Chevron may Deliver LSFO, LSFO blendstock, [ - - - ] from Chevron’s vessel into BPTF.  The volume of Chevron’s Marine Delivery shall conform to the provisions of Section 3.2(f) herein unless it has received prior written approval from HECO.

(B)                               Chevron may Deliver [ - - - ] from (1) Chevron’s vessel directly into an existing [ - - - ] employed under an appropriate throughput agreement with HECO or (2) HECO [ - - - ] which is to run from BPTF to [ - - - ] (to be constructed by HECO); or (3) Delivered through an inter-connection with Chevron’s [ - - - ] from the Refinery to one or more of the following options: (a) HECO’s Waiau Power Plant; (b) a direct connection (to be constructed by HECO) to HECO’s Iwilei Tank Farm; (c) a direct connection (to be constructed ) to HECO’s Waiau Pipeline or Kahe Pipeline; (d) an existing direct connection to a [ - - - ]; and (e) a direct connection (to be constructed by HECO) to a HECO [ - - - ], which is to run from BPTF to [ - - - ] (to be constructed by HECO). The volume of Chevron’s Marine Delivery shall conform to the provisions of Section 3.2(f) herein unless it has received prior written approval from HECO.

8.4                               Title and Risk of Loss for a Marine Delivery.

(A)                               Title to the LSFO and the risk of loss of the LSFO and components Delivered from Chevron’s vessel or from the Refinery in conjunction with a Marine Delivery shall pass from Chevron to HECO at the BPTF as soon as the quality of the LSFO so Delivered is determined by Chevron to meet the specifications set forth in Article 4 herein, subject to HECO’s timely verification, or at HECO’s option, HECO’s verbal notice to Chevron allowing release for shipment prior to verification.

(B)                               Title and risk of loss of the [ - - - ] Delivered from Chevron’s vessel or from the Refinery in conjunction with a Marine Delivery shall pass in accordance with Section 7.1(B).

8.5                               Determination of Quantity and Quality.  The quantity and quality Delivered by marine vessel shall be determined in the manner specified in Section 7.2, Section 7.3 and Section 7.4 of this Contract, except as follows:

(A)                               Chevron agrees to advise the Independent Inspector, prior to commencing a Marine Delivery of LSFO or any component thereof from Chevron’s vessel, the API gravity and flash point in degrees Fahrenheit shown on the port of loading Quality Certificate representing the quality of said LSFO or component thereof.

(B)                               In order to reduce the likelihood of Chevron’s Marine Delivery of LSFO, [ - - - ], or component thereof resulting in quality problems occurring in HECO’s receiving tank(s), Chevron agrees to test a volumetric weighted average composite of samples representative of the LSFO, [ - - - ] or component thereof to be shipped to HECO’s receiving tanks (“Precautionary Sample”). The Precautionary Sample shall be drawn after the arrival of the vessel in Hawaii state waters, but prior to the commencement of the Marine Delivery, and shall be tested by Refinery’s laboratory.  Chevron agrees that should a pre-discharge computer blend simulation representing the quality of a volumetric weighted average mixture of the Precautionary Sample, components of the Marine Delivery in questions previously shipped to HECO’s receiving tanks and other LSFO and [ - - - ] or components available to be shipped from the Refinery reasonably indicate the Marine Delivery in question will not conform to the quality specified in Article 4, Chevron will instruct the vessel operator not to commence Delivery of its cargo to HECO’s receiving tanks without HECO’s express permission.

(C)                               In order to reduce the likelihood of Chevron’s Marine Delivery of [ - - - ] resulting in quality problems occurring in HECO’s receiving tank(s), Chevron agrees to test a volumetric weighted average composite sample of the [ - - - ] cargo at the [ - - - ] to ensure that the product meets specifications. The sample (“Precautionary Sample”) shall be divided into three (3) parts, one of which is to be tested by Chevron’s laboratory, one to be sent [ - - - ] to HECO for the purpose of verifying Seller’s test results, and one part sealed and retained by the Independent Inspector, to be retained for a period of not less than three (3) months. Chevron agrees to provide HECO and the Independent Inspector with the results of its determinations representing the quality of the Precautionary Sample.

(D)                               The quality and BTU content of the LSFO Delivered shall be determined on the basis of a volumetric weighted average composite of samples drawn from HECO’s receiving tank(s) in such manner as to be representative of the entire Marine Delivery (also “Tank Final Sample”). The Tank Final Sample shall be divided and otherwise handled in accordance with the provisions of Section 7.2.

(E)                                Quantity of the LSFO Delivered via a Marine Delivery shall be determined at the time of each Marine Delivery by gauging HECO’s tank(s) before and after pumping.  Quantities sold and Delivered pursuant to this Section 8.5 shall be calculated in accordance with the current measurement standards adopted by industry, ASTM, API and other recognized standard-setting bodies as are applicable in the opinion of the Independent Inspector and shall be expressed in G.S.V., U.S. barrels at 60 degrees Fahrenheit.

8.6                               Disputes Regarding Quality.  If Chevron or HECO has reason to believe that the quality of LSFO stated for an individual Marine Delivery is not in conformance with the qualities described in Article 4, Chevron and HECO shall attempt to resolve the quality problem pursuant to the provisions of Section 7.4.

9.                                      LINE DISPLACEMENT STOCK

9.1                               Line Displacement Stock.  HECO shall purchase and Chevron shall supply whatever volume of Line Displacement Stock is received into HECO’s LSFO  tankage at BPTF, Kahe, Waiau or Iwilei as may be reasonably required by HECO for the operation and maintenance of the HECO Kahe Pipeline and HECO Waiau Pipeline.  The price of No. 2 diesel fuel or No. 6 fuel oil used as Line Displacement Stock shall be the then-current pricing for the fuel comprising the Line Displacement Stock in that certain separate agreement between Chevron and HECO and its affiliated companies, known as the Inter-Island Industrial Fuel Oil and Diesel Fuel Contract, if such a supply contract is in effect; otherwise its price shall be the then-current Honolulu posted price for such fuel, less normally available discounts, if any, at the time of purchase.  HECO’s minimum purchase obligation and Chevron’s maximum purchase obligation set forth in Article 3 shall be reduced by each physical barrel of Line Displacement Stock sold.

10.                               INVOICING AND PAYMENT

10.1                        Invoices.

(A)                               Invoices, which will show the price per physical barrel of LSFO,  blendstock and Line Displacement Stock sold will be prepared and dated following Delivery.  Invoices shall be accompanied by the applicable Certificate of Quality, report of the Independent Inspector, and price calculation (collectively, “Full Documentation”).  The invoices shall also show as a separate item the estimated amounts of any reimbursements to which Chevron is entitled pursuant to Section 5.3.

(B)                               If an invoice incorporating an item other than a BTU content adjustment is found to be in error or is otherwise disputed by HECO, then HECO shall pay the undisputed portion of such invoice when due and thereupon have the option to withhold payment of the disputed portion of said invoice without penalty until such error or dispute is resolved and HECO shall have received a corrected invoice, debit or credit.  HECO shall notify Chevron’s designated Representatives as soon as any such error or item of dispute is discovered to expedite resolution and correction.  HECO shall make payment for such corrected invoice or debit in accordance with Section 10.3.

(C)                               If Chevron’s or HECO’s final laboratory result for BTU content is unavailable or if Chevron’s laboratory result is disputed by HECO, Chevron may issue a provisional invoice pursuant to Section 7.2.  HECO shall in such case make payment for such provisional invoice in accordance with the provisions of Section 10.3.

(D)                               Chevron will transmit an original of the invoice to HECO by first class mail to the address in Section 18.8 or as otherwise instructed.  The invoice shall also be sent to HECO by facsimile or electronic mail on the same day.

10.2                        [ - - - ].  Invoicing of sales and Deliveries of LSFO to HECO on any Invoice Date shall be [ - - - ].  Invoicing of sales and Deliveries of LSFO to HECO for quantities for which [ - - - ], may be invoiced on or after the 10th day of the succeeding month (whether or not [ - - - ].

10.3                        Payments.  Payments of Chevron’s invoices shall be made by HECO in U.S. dollars. Subject to Section 7.4, Section 8.6, Section 10.1 and Section 10.2 herein, such payments shall be due within [ - - - ] from HECO’s first receipt of Chevron’s invoice and the Full Documentation.  Due dates are dates payments are to be received by Chevron.

10.4                        Method of Payment.  Payments of Chevron’s invoices shall be tendered by HECO to Chevron by means of an automated clearinghouse (ACH) debit transfer initiated by Chevron of a bank account of HECO designated for the purpose. The parties shall coordinate such ACH debit transfer payments, the timing of which shall be in accordance with Section 10.3.  If funds are not made available by HECO on the due date, or should the ACH debit transfer fail to be executed because such funds cannot be accessed by Chevron through no fault of Chevron’s, HECO shall then cancel the ACH debit transfer and make immediate payment in full to Chevron by Fedwire funds transfer of immediately available funds to such bank and account as Chevron may designate for credit to the account of the payee.  Such Fedwire funds transfer shall reference the relevant customer account number from the rejected ACH draft notification (i.e., the EFT acknowledgment notice).

HECO shall by email or fax provide Chevron’s designated Representatives with written documentation evidencing the specific invoices being paid.

10.5                        [ - - - ].

(A)                               HECO shall furnish Chevron with financial reports, in reasonable detail and in a form reasonably acceptable to Chevron as follows: (a) not later than 120 days after the end of each of its fiscal years, a copy of HECO’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and (b) within sixty days following the close of each of the first three quarterly periods of each fiscal year, a copy of HECO’s quarterly report on Form 10-Q filed with the SEC.

(B)                               At Chevron’s option and election, [ - - - ].

(C)                               If during the term of this Contract, (i) HECO fails to pay when due all or, subject to Section 10.1, the undisputed portion of any payment due under the terms of this Contract within the specified time periods and in accordance with the terms set forth in Section 10.3 hereof, or (ii) there is any rejection of an ACH debit transfer payment pursuant to Section 10.4, [ - - - ] of (i) or (ii) above shall, at Chevron’s option, be deemed a [ - - - ].

(D)                               Notwithstanding anything to the contrary in this Contract, including this Article 10, if during the term of this Contract, the [ - - - ].

(E)                                Should Chevron at any time in the future establish a subsidiary or affiliate to act as its principal financing vehicle for corporate financing, which would include the [ - - - ] extended to HECO pursuant to Section 10.5, HECO would not object to the substitution of such affiliate or subsidiary for Chevron in [ - - - ] hereunder, provided, the terms and conditions for such [ - - - ] do not impose on HECO any greater obligations to make payments [ - - - ] as are set forth in Article 10 of this Contract.

11.                               CONTINGENCIES

11.1                        Definition of Contingency.  As used in this Article 11, the term “Contingency” means the following; provided, however, that events subject to Section 2.3(A)-(D) shall be exclusive governed by those provisions and HECO acknowledges that such events do not constitute a Contingency:

(A)                               any event reasonably beyond the control of the party affected;

(B)                               compliance, voluntary or involuntary, with a direction or request of any Governmental Authority or person purporting to act with Governmental Authority; provided, however, that any such direction or request restricting or otherwise implicating the fuel to be purchased hereunder shall be governed by Section 18.4, and shall not constitute a Contingency

(C)                               [ - - - ];

(D)                               [ - - - ];

(E)                                [ - - - ];

(F)                                 accident, fire, explosion;

(G)                               hostilities or war (declared or undeclared), embargo, blockage, riot, civil unrest, terrorism, sabotage, revolution, insurrection;

(H)                              [ - - - ]; or

(I)                                   [ - - - ]

[ - - - ].

11.2                        Obligation to Sell.  Chevron shall not be obligated to sell or Deliver LSFO to the extent that performance of this Contract is prevented, restricted or delayed by a Contingency [ - - - ].

11.3                        Obligation to Purchase.  HECO shall not be obligated to purchase, receive or use LSFO to the extent that performance of this Contract in the customary manner is prevented, restricted or delayed by a Contingency.  [ - - - ]

12.                               EFFECT OF SUSPENSION OR REDUCTION

12.1                        Notices Regarding Suspension or Reduction.  Any party which relies upon Article 11 shall give the other party prompt notice thereof specifying the anticipated amount and duration of any suspension or reduction of Deliveries.  It shall also give prompt notice when it no longer expects to rely on Article 11 and Deliveries shall be reinstated subject to all conditions of this Contract, unless this Contract has been terminated previously under Section 12.3.

12.2                        Undelivered Volumes.  In the event of any suspension or reduction of sales and Deliveries under Article 11, Chevron shall not be obligated to sell and HECO shall not be obligated to buy, after the period of suspension or reduction, the undelivered quantity of LSFO which normally would have been sold and Delivered hereunder during the period of suspension or reduction.

12.3                        Option to Terminate.  If sales and Deliveries are suspended under Article 11 for more than [ - - - ] shall have the option while such suspension continues to [ - - - ] under this Contract on [ - - - ] days’ prior written notice to the other party.

12.4                        Payment Owed During Period of Suspension or Reduction.  Nothing in Article 11 shall relieve HECO of the obligation to pay in full in United States currency for the LSFO sold and Delivered hereunder and for other amounts due by HECO to Chevron under this Contract.

12.5                        Substitute Suppliers. While Deliveries are suspended or reduced by Chevron pursuant to Article 11, it shall not be a breach of this Contract for HECO to buy from a supplier other than Chevron the quantities of LSFO which Chevron does not Deliver. During this period of time there will be no minimum volume requirements.   For the month in which the suspension or reduction ends, the minimum purchase requirements of Article 3 will be deemed adjusted to account for the number of days in that month in which deliveries were suspended or reduced.

13.                               WAIVER AND NON-ASSIGNABILITY

13.1                        Waiver.  Waiver by one party of the other’s breach of any provision of this Contract shall not be deemed a waiver of any subsequent or continuing breach of such provisions or of the breach of any other provision or provisions hereof.

13.2                        Non-Assignability.  Neither party may transfer or assign its rights and obligations under this Contract without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except, a party may transfer or assign its rights and obligations hereunder in whole or in part, upon written notice, without needing to request consent, if (A) to an Affiliate, provided such entity shall be bound by the terms hereof, (B) pursuant to any merger, consolidation or otherwise by operation of Law, or (C) to the successor or assignee of all or substantially all of the assets and/or facilities which primarily benefit from or support the party’s performance under this Contract.

14.                               DEFAULT

14.1                        Notice of Default.   If HECO or Chevron considers the other party to be in default of any obligation under this Contract, such party shall give the other party notice thereof.  Such other party shall then have thirty (30) days in which to remedy such default.   If the default is not remedied, the other party may, without prejudice to any other right or remedy of such party in respect of such breach, terminate its obligations under this Contract, except for HECO’s obligation to pay undisputed amounts in full in United States currency for the LSFO sold and Delivered hereunder and for other amounts due by HECO to Chevron under this Contract, by forty-five (45) days’ written notice to the party in breach.  Any termination shall be without prejudice to accrued rights.  All rights and remedies hereunder are independent of each other and election of one remedy shall not exclude another.

14.2                        Limitation of Liability.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS CONTRACT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR, AND EACH PARTY SHALL RELEASE

THE OTHER PARTY FROM AND AGAINST, ANY PUNITIVE DAMAGES, EXEMPLARY DAMAGES, LOST USE, LOSS OF PROFITS OR REVENUE, LOSS OF OPPORTUNITY, LOSS OF PRODUCTION, OR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR CONTINGENT DAMAGES OF ANY KIND WHETHER BASED IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY), WARRANTY OR OTHERWISE  WHICH MAY BE SUFFERED BY SUCH PARTY IN CONNECTION WITH THIS CONTRACT; THIRD PARTY DAMAGES SUBJECT TO INDEMNIFICATION UNDER ARTICLE 6 ARE NOT LIMITED BY THIS SECTION.

15.                               CONFLICTS OF INTEREST

15.1                        Prohibition.  Conflicts of interest related to this Contract are strictly prohibited. Neither party nor any director, employee or agent of a party shall give to or receive from any director, employee or agent of the other party any gift, entertainment or other favor of significant value, or any commission, fee or rebate.  Likewise, neither party nor any director, employee or agent of a party shall enter into any business arrangement with any director, employee or agent of the other party (or any Affiliate), unless such person is acting for and on behalf of the other party, without prior written notification thereof to the other party.  Neither a party nor its directors, employees, agents or subcontractors, or their directors, employees or agents, shall make any payment or give anything of value to any official of any government or public organization (including any officer or employee of any government department, agency or instrumentality) to influence a decision, or to gain any other advantage for a party in connection with this Contract.

15.2                        Option to Terminate.  In the event of any violation of Section 15.1, including any violation occurring prior to the Effective Date of this Contract which resulted directly or indirectly in one party’s consent to enter into this Contract with the other party, such party may, at its sole option, terminate this Contract at any time and, except for obligations to pay in full in United States currency for the outstanding payment obligations hereunder, shall be relieved of any further obligation under this Contract.

15.3                        Notice of Violation.  Both parties agree to immediately notify the other of any violation of Section 15.1.

16.                               APPLICABLE LAW AND DISPUTE RESOLUTION

16.1                        Applicable Law; Venue.  This Agreement shall be construed in accordance with, and all disputes arising hereunder shall be determined in accordance with, the Laws of the State of Hawaii and, subject to Section 16.2, all disputes shall be resolved in the U.S. District Court for the District of Hawaii.

16.2                        Arbitration.  Except for claims equal to or [ - - - ] or a claim for equitable relief, any dispute, claim or controversy between Chevron and HECO arising out of, or relating to this Contract, the interpretation or performance of, or the relationship created by, all or any part of this Contract, shall be finally decided by arbitration in accordance with the Commercial Arbitration Rules and the expedited procedures then in effect of the Dispute Prevention and Resolution Inc. by a single arbitrator appointed in accordance with such rules.  Such arbitration shall be held in Honolulu, Hawaii.  The decision of the arbitrator shall be in writing and shall contain the findings of fact and conclusions of Law on which the decision is based.  The award rendered by the arbitrator shall be final and judgment may be entered upon it at any court having jurisdiction, unless the award equals or [ - - - ] in which case it may be appealed or brought to a court of competent jurisdiction for trial de novo.  Each party agrees that no award, decision or judgment resulting or arising from such arbitration shall include any type or measure of damages released under Section 14.2 and the arbitrator shall have no authority to make an award of any such damages.  Each party shall bear its own costs of counsel, witnesses and related costs.  The costs of the arbitration services shall be shared equally by the parties.

17.                               NO PUBLIC USE

17.1                        No Use as a Public Utility.  This Contract is made by Chevron as an accommodation to HECO and in no event shall Chevron’s services hereunder, nor shall any use in connection with this Contract of any terminal, pipelines, facilities or equipment owned or contracted by Chevron, be deemed to be those of a public utility or common carrier.  If any action is taken or threatened by any Governmental Authority to declare the usage herein granted to HECO a public use, then and in that event, at the option of Chevron, and upon HECO’s receipt of Chevron’s written notice, Chevron may restructure and restate the Contract provided that such restructuring and restatement does not increase the charges that HECO is obligated to pay hereunder or, in the alternative, Chevron may terminate the Contract upon ninety (90) days’ written notice to HECO.

18.                               MISCELLANEOUS

18.1                        Financial Compliance/Capital Lease/No Consolidation.

(A)                               HECO and its parent company, Hawaiian Electric Industries (“HEI”), are required to comply with the requirements of (a) the accounting principles of Financial Accounting Standards Board (“FASB”) which have been codified in (i) Accounting Standards Codification (“ASC”) 810, Consolidation (“FASB ASC 810”), (ii) FASB ASC 840 Leases (“FASB ASC 840”), and (iii) Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), and (b) regulations established by the Securities and Exchange Commission, the Public Company Accounting Oversight Board,

Emerging Issues Task Force or other governing agencies.  As of the Effective Date, HECO has concluded that it is not required to apply the accounting consolidation requirements of FASB ASC 810 to Chevron because Chevron is excluded from the requirements of FASB ASC 810 under the “business scope exception(1)” since (1) Chevron meets the definition of a business(2) under existing accounting rules, and (2) it is not the case that substantially all of the activities of Chevron are conducted on behalf of HECO and its related parties.  However, HECO is required to continuously reassess this conclusion and the applicability of FASB ASC 810 to Chevron.  In the future, there may be changes in circumstances that would necessitate that HECO obtain from Chevron business and/or financial information in order to reassess the applicability of the accounting consolidation requirements of FASB ASC 810, and if applicable, to make a determination as to whether HECO or its parent company are the primary beneficiaries of Chevron.  Such changes in circumstances include, but are not limited to, the following:

(1)                                 The assignment of the Contract by Chevron;

(2)                                 Changes in Chevron’s business, following which substantially all of the activities of Chevron involve or are conducted on behalf of HECO and its related parties; and

(1)    Per FASB ASC 810-10-15-17(d), a legal entity that is deemed to be a business need not be evaluated by a reporting entity to determine if the legal entity is a VIE under the requirements of the Variable Interest Entities Subsections unless any of the following conditions exist (however, for legal entities that are excluded by this provision, other generally accepted accounting principles [GAAP] should be applied):

1.              The reporting entity, its related parties(all parties identified in paragraph 810-10-25-43, except for de facto agents under paragraph 810-10-25-43(d)(1),or both participated significantly in the design or redesign of the legal entity. However, this condition does not apply if the legal entity is an operating joint venture under joint control of the reporting entity and one or more independent parties or a franchisee.

2.              The legal entity is designed so that substantially all of its activities either involve or are conducted on behalf of the reporting entity and its related parties.

3.              The reporting entity and its related parties provide more than half of the total of the equity, subordinated debt, and other forms of subordinated financial support to the legal entity based on an analysis of the fair values of the interests in the legal entity.

4.              The activities of the legal entity are primarily related to securitizations or other forms of asset-backed financings or single-lessee leasing arrangements.

(2)    Under FASB Master Glossary, a business is defined as an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits directly to investors or other owners, members, or participants.

(3)                                 Changes in generally accepted accounting principles relating to variable interest entities that would require HECO to obtain business and/or financial information from Chevron.

(B)                               If HECO reasonably determines that there has been a change in circumstance that would require HECO to reassess the applicability of the accounting consolidation requirements of FASB ASC 810, and if applicable, to also make a determination as to whether HECO or its parent company are the primary beneficiaries of Chevron, then the provisions below shall apply.

(C)                               Chevron shall provide or cause to be provided to HECO on a timely basis, as reasonably determined by HECO, information related to Chevron, including but not limited to information that may be obtained in any audit referred to below (the “Information”), reasonably requested by HECO for purposes of permitting HECO and its parent company, HEI, to comply with the requirements (initial and on-going) of (a) identifying variable interest entities, determining primary beneficiaries, and/or consolidating variable interest entities, under the accounting principles of FASB ASC 810, SOX 404, FASB ASC 840, and (d) all clarifications, interpretations and revisions of and regulations implementing FASB ASC 810, SOX 404, and FASB ASC 840, Securities and Exchange Commission, the Public Company Accounting Oversight Board, Emerging Issues Task Force or other governing agencies.  In addition, if HECO or its parent company are determined to be the primary beneficiaries of Chevron, and consolidation of Chevron is required by HECO, Chevron shall allow HECO or its independent auditor, to audit, to the extent reasonably required, the financial statements of Chevron, including Chevron’s local system of internal controls over financial reporting which shall be limited to those applicable to Chevron; provided that HECO shall be responsible for all costs associated with the foregoing, including but not limited to Chevron’s reasonable internal costs, in order to meet its compliance obligations.

(D)                               If there is a change in circumstances during the Original Term or any Extension that would trigger consolidation of Chevron’s finances on to HECO’s balance sheet, and such consolidation is not attributable to HECO’s fault, then the parties will take all commercially reasonable steps, including modification of this Contract, to eliminate the consolidation, while preserving the economic “benefit of the bargain” to both parties.  If for any reason, at any time during the Original Term or any Extension, by act or omission of Chevron, HECO (and/or HECO’s affiliates, HELCO or MECO, or HEI) in their good faith analysis and sole discretion are required to consolidate Chevron into its financial statements in accordance with U.S. generally accepted accounting principles, then HECO may take any and all action necessary to eliminate consolidation, including without limitation, by immediately terminating this Contract without fault or liability.

(E)                                If there is a change in circumstances during the Original Term or any Extension that would trigger the treatment of this Contract as a capital lease under FASB ASC 840, and such treatment is not attributable to HECO’s fault, then the parties will take all commercially reasonable steps, including modification of the Contract, to eliminate the capital lease treatment, while preserving the economic “benefit of the bargain” to both parties.  If for any reason, at any time during the Original Term or any Extension, by act or omission of Chevron, HECO (and/or HECO’s affiliates, HELCO or MECO, or HEI) in their good faith analysis and sole discretion are required to treat this Contract as a capital lease under FASB ASC 840, then HECO may take any and all action necessary to eliminate this capital lease treatment, including without limitation, by immediately terminating this Contract without fault or liability.

(F)                                 HECO shall, and shall cause HEI to, maintain the confidentiality of the Information as provided in this Section 18.1. HECO may share the Information on a confidential basis with HEI and the independent auditors and attorneys for HECO and HEI.  (HECO, HEI, and their respective independent auditors and attorneys are collectively referred to herein as “Recipient”.)  If either HECO or HEI, in the exercise of their respective reasonable judgments, concludes that consolidation or financial reporting with respect to Chevron and/or this Contract is necessary, HECO and HEI each shall have the right to disclose such of the Information as HECO or HEI, as applicable, reasonably determines is necessary to satisfy applicable disclosure and reporting or other requirements and give Chevron prompt written notice thereof (in advance to the extent practicable under the circumstances).  If HECO or HEI disclose Information pursuant to the preceding sentence, HECO and HEI shall, without limitation to the generality of the preceding sentence, have the right to disclose Information to the PUC and the Division of Consumer Advocacy of the Department of Commerce and Consumer Affairs of the State of Hawaii (“Consumer Advocate”) in connection with the PUC’s rate making activities for HECO and other HEI affiliated entities, provided that, if the scope or content of the Information to be disclosed to the PUC exceeds or is more detailed than that disclosed pursuant to the preceding sentence, such Information will not be disclosed until the PUC first issues a protective order to protect the confidentiality of such Information.  Neither HECO nor HEI shall use the Information for any purpose other than as permitted under this Section 18.1.

(G)                               In circumstances other than those addressed in the immediately preceding paragraph, if any Recipient becomes legally compelled under applicable law or by legal process (e.g., deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or a portion of the Information, such Recipient shall undertake reasonable efforts to provide Chevron with prompt notice of such legal requirement prior to disclosure so that Chevron may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 18.1.  If such protective order or other remedy is not obtained, or if Chevron waives compliance with the provisions of this Section 18.1, Recipient shall furnish only that portion of the Information which it is legally required to so furnish and shall use reasonable efforts to obtain assurance that confidential treatment will be accorded to any disclosed material.

(H)                              The obligation of nondisclosure and restricted use imposed on each Recipient under this Section 18.1 shall not extend to any portion(s) of the Information which (a) was known to such Recipient prior to receipt, or (b) without the fault of such Recipient is available or becomes available to the general public, or (c) is received by such Recipient from a third party not bound by an obligation or duty of confidentiality.

18.2                        Data Privacy.  The parties will comply with all reasonable requests to protect personal data of the other party’s employees, customers, and suppliers.  The parties will implement adequate security measures to protect such personal data.  The parties will not disclose such personal data to any third party without written permission and will comply with all applicable data privacy laws.

18.3                        Certain Grounds for Termination.  Notwithstanding any other provision of this Contract, and without limiting other grounds for termination hereunder, Chevron shall have the right to terminate this Contract on the basis of:  (a) its announced intention to [ - - - ]; or (b) its announced intention to [ - - - ] at the Refinery.  Chevron shall give HECO at least [ - - - ] prior written notice of any such termination, but the effective date of the termination shall be no earlier than [ - - - ] of the Refinery or [ - - - ] following the receipt of the [ - - - ].  If the [ - - - ] is positive on the effective date of termination, HECO shall [ - - - ].  If the [ - - - ] is negative on the effective date of termination, [ - - - ], but the price/bbl to be applied to barrels delivered shall be based on [ - - - ].

18.4                        Renegotiation.

(A)                               Change in Law.  If at any time after the Effective Date, there is a new Law or a change in existing Law which has implications for [ - - - ], then either party shall have the option to provide the other with a notice calling for renegotiation of the Contract to address such circumstances.  If the parties have not reached a mutually satisfactory resolution within [ - - - ] after the date of such notice, then the affected party may [ - - - ] by giving the other party [ - - - ] prior written notice of [ - - - ], but only if the new Law or change in existing Law will have, or has had, a [ - - - ], this Contract.  Events subject to Section 2.3(A)-(D) shall be exclusively governed by those provisions and are not grounds for Contract renegotiation or termination under this Section.

(B)                               [ - - - ]

[ - - - ]:

(1)                                 [ - - - ]

(2)                                 [ - - - ]

[ - - - ]

18.5                        Headings.  The headings or captions contained in this Contract are inserted for convenience only and do not affect in any way the meaning or interpretation of this Contract.

18.6                        Entire Agreement.  This Agreement contains the entire understanding between the parties covering the subject matter herein.  There are no other agreements which constitute any part of the consideration, for or any condition to, either party’s compliance with its obligations under this Contract.

18.7                        Contract is Not an Asset.  This Contract shall not be deemed to be an asset in, and, at the option of a party, shall terminate in the event of any voluntary or involuntary receivership, bankruptcy or insolvency proceedings affecting the other party.

18.8                        Notices.

(A)                               Addresses.  Except as provided in Section 18.8(C), all notices, requests, demands, and other communications hereunder shall be given in writing to the addresses listed below or to such other address as specified by notice to the other party pursuant to this Section 18.8:

If to Chevron:	Chevron Products Company
Attn: VCO Coordinator
91-480 Malakole Street
Kapolei, HI 96707-1807
Facsimile: (808) 682-2375

If to HECO:	Hawaiian Electric Company, Inc.
PO Box 2750
Honolulu, HI 96840-0001
Attn: Director of Fuels Resources
Mail Stop CIP-IF
Facsimile: (808) 203-1815

(B)                               Means of Giving Notice.  Notice shall be deemed to have been given when received if personally delivered, upon electronic confirmation of receipt, if transmitted by facsimile, or one (1) Business Day after deposit for overnight delivery by a nationally recognized overnight delivery service (e.g., FedEx) if paid in advance and properly addressed.

(C)                               Routine Communications.  The parties may from time to time by notice hereunder designate Persons to whom routine communications may be directed, including via email, with a view to facilitating mutual and expeditious performance by the parties hereunder.

18.9                        Unenforceable Terms.  Whenever possible, each provision of this Contract shall be interpreted in such a manner as to be effective and valid under applicable Law.  If any term or provision, or any part of any term or provision, of this Contract is held by any court or other competent authority to be illegal or unenforceable, the remaining terms, provisions, rights and obligations shall not be affected.

18.10                 Successors and Assigns.  This Contract shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

18.11                 Third Parties.  Nothing in this Contract, express or implied, is intended to confer upon any Person, other than the parties, and their respective successors and assigns, any rights or remedies under or by reason of this Contract.  Nor is anything in the Contract intended to relieve or discharge the obligation or liability of any third Person to any party, nor will any provision herein be construed so as to give any third Person any right of subrogation or action over against any party.

18.12                 Relationship of the Parties.  Nothing in this Contract shall be construed to constitute either party as a joint venturer, co-venturer, joint lessor, joint operator, or partner of the other party.  In performing services under this Contract, Chevron is acting solely as an independent contractor maintaining complete control over its employees and operations.  Unless otherwise provided in this Contract, neither HECO nor Chevron is authorized to take any action in any way whatsoever for or on behalf of the other.

18.13                 Survival of Provisions.  Expiration or earlier termination of this Contract shall not impair or affect any liability or obligation of Chevron or HECO which has accrued on or before the date of expiration or earlier termination of this Contract, including for Deliveries hereunder.  Furthermore, unless otherwise specifically provided in this Contract, all provisions of this Contract which by their nature contemplate performance after the expiration or earlier termination hereof, including all provisions that contain obligations of indemnity and defense, shall survive such expiration or earlier termination of this Contract.

18.14                 Construction.  The parties have participated jointly in the negotiation and drafting of this Contract.  If an ambiguity is found regarding the meaning of any aspect of this Contract or a question of intent or interpretation arises, this Contract will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Contract.  Unless the context otherwise requires, (A) any reference to any federal, state, local or foreign statute or Law will be deemed also to refer to all rules and regulations promulgated thereunder, (B) the use of the singular will include the plural, the use of the masculine will include the feminine, and vice versa, (C) all references to Articles, Sections or Exhibits are to the Article, Sections and Exhibits of this Contract, (D) the word “including” will mean including without limitation, and (E) any definition of or reference to any agreement, exhibit, contract, document, instrument or other record herein shall be construed as referring to such agreement, contract, document, instrument or other record as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

18.15                 Amendment.  Except as provided herein, this Contract may be amended or modified only by a written instrument duly executed by Chevron and HECO that makes specific reference to this Contract.

18.16                 Confidentiality.

(A)                               The parties shall treat as strictly confidential and shall not disclose to any third party information that relates to the pricing, volume, duration or other commercial terms under this Contract (collectively, “Confidential Commercial Information”); provided, however, that a party may disclose Confidential Commercial Information if, but only to the extent, the disclosure:  (A) is required by Law; (B) is required to enable a party to enforce its rights or remedies under this Contract; (C) is made to a party’s officers, directors, employees, professional advisors, independent contractors  or consultants, who are subject to a duty of confidentiality; (D) is to a third party who is required to maintain the confidentiality of the information under a written confidentiality agreement and the disclosure is made in connection with a potential (i) sale of the stock or partnership interests in a party, as applicable, or (ii) sale or other disposition of all or substantially all of the assets or facilities which would primarily benefit from or support performance of the Contract; or (E) is to a third party who is required to maintain the confidentiality of the information under Law or a written confidentiality agreement and the disclosure is made to prospective lenders or actual lenders.

(B)                               Notwithstanding any provision herein to the contrary, the parties may submit Confidential Commercial Information to the Commission, the Consumer Advocate, and/or any other governmental regulatory agency with notice to, but without need of prior consent from the other party, provided that the submitting party takes reasonable steps to submit the Confidential Commercial Information under seal or under other procedures designed to preserve the confidentiality of the Confidential Commercial Information.

(C)                               Except as provided in Section 18.16(B), in the event that a party becomes legally required to disclose any of the Confidential Commercial Information, the party must use  reasonable commercial efforts to protect the Confidential Commercial Information from public disclosure by securing a protective order or other appropriate remedy and the disclosing party must provide the other party with prompt written notice so as to provide the other party with a reasonable opportunity to object to such disclosure or obtain assurance that the Confidential Commercial Information will be accorded confidential treatment.

(D)                               The provisions of this Section 18.16 shall remain in full force and effect for the term of the Contract and for a period of thirty-six (36) months thereafter.

18.17                 Counterparts.  This Contract may be executed in counterparts, including through electronically exchanged signature pages (e.g., emailed PDFs), each of which will be deemed an original, and all of which together will constitute one and the same instrument; provided that neither party will be bound to this Contract unless and until both parties have executed a counterpart.  Electronically exchanged signature pages are fully binding on the parties and effective for all purposes; they will be treated the same as physically exchanged signatures.

[Signatures follow on next page]

[Signatures to Low Sulfur Fuel Oil Supply Contract]

The parties have executed this Contract as evidenced by the following signatures of authorized Representatives of the parties:

CHEVRON PRODUCTS COMPANY,	HAWAIIAN ELECTRIC COMPANY, INC.
a division of Chevron U.S.A. Inc.

Signature:	Signature:

/s/ Michael W. Woody	/s/ Dan V. Giovanni

Name: Michael W. Woody	Name: Dan V. Giovanni

Title: Assistant Secretary	Title: Vice President, Energy Delivery

HAWAIIAN ELECTRIC COMPANY, INC.	HAWAIIAN ELECTRIC COMPANY, INC.

Signature:	Signature:

/s/ Ronald R. Cox	/s/ Robert A. Alm

Name: Ronald R. Cox	Name: Robert A. Alm

Title: Vice President, Power Supply	Title: Executive Vice President

EXHIBIT A

(LSFO SPECIFICATIONS)

LSFO Delivered hereunder shall comply with the following specification limits:

Test Property	Test Method	Unit of Measure	Min	Max

GRAVITY @ 60 DEGREES F.	ASTM D-4052	Degrees API	12	24

VISCOSITY	ASTM D-445, D-2161	SSU at 210 DF	100	450

HEAT VALUE, GROSS	ASTM D-240, D-4868	MM BTU/BBL	6.0

FLASH POINT	ASTM D-93	Degrees F.	150

POUR POINT	ASTM D-97, D-5949	Degrees F.		125

ASH	ASTM D-482	Percent, Weight		0.05

SEDIMENT & WATER	ASTM D-1796	Percent, Weight		0.50

SULFUR	ASTM D-4294	Percent, Weight		0.50

NITROGEN	ASTM D-4629, D5762	Percent, Weight		0.50

VANADIUM	ASTM D-5863, AES	PPM, Weight		50.0

EXHIBIT B

(VOLUME BAND)

Beginning with the month of the Commencement Date, Chevron shall sell and Deliver to HECO and HECO shall purchase and receive from Chevron, LSFO at a reasonably uniform rate.  This monthly volume shall equal an average daily rate in physical barrels per day which is no less than the minimum nor more than the maximum* as set out below:

Average Daily Rate for Each Month in Physical Barrels Per Day

Minimum	Maximum
[ - - - ]	[ - - - ]*

*Note:  Chevron’s obligation to supply LSFO to HECO shall be [ - - - ].  At HECO’s written request, Chevron may agree in writing to provide [ - - - ] day at the price noted for such volume in Exhibit C (LSFO Pricing), however, [ - - - ].

EXHIBIT C

(LSFO PRICING)

For the monthly cumulative volume, the price of LSFO Delivered hereunder shall be determined as follows:

[ - - - ]

[ - - - ]

[ - - - ]							[ - - - ]
[ - - - ]	[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ]	[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ] (USD)
	[ - - - ]		[ - - - ]		[ - - - ]			[ - - - ]		[ - - - ]		[ - - - ]
3/1/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/1/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/2/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/2/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/5/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/5/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/6/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/6/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/7/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/7/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/8/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/8/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/9/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/9/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/12/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/12/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/13/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/13/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/14/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/14/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/15/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/15/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/16/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/16/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/19/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/19/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/20/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/20/2012	Holiday
	[ - - - ]				$	[ - - - ]		[ - - - ]				$	[ - - - ]
[ - - - ]										[ - - - ]

[ - - - ]							[ - - - ]
[ - - - ]	[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ]	[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ] (USD)
	[ - - - ]		[ - - - ]		[ - - - ]			[ - - - ]		[ - - - ]		[ - - - ]
5/1/2012	Holiday						5/1/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/2/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/2/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/3/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/3/2012	Holiday
5/4/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/4/2012	Holiday
5/7/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/7/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/8/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/8/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/9/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/9/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/10/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/10/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/11/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/11/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/14/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/14/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/15/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/15/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/16/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/16/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/17/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/17/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/18/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/18/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
	[ - - - ]				$	[ - - - ]		[ - - - ]				$	[ - - - ]
[ - - - ]

[ - - - ]

(1) [ - - - ]

(2) [ - - - ]

[ - - - ]							[ - - - ]
[ - - - ]	[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ]	[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ] (USD)
	[ - - - ]		[ - - - ]		[ - - - ]			[ - - - ]		[ - - - ]		[ - - - ]
3/1/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/1/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/2/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/2/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/5/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/5/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/6/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/6/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/7/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/7/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/8/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/8/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/9/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/9/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/12/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/12/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/13/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/13/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/14/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/14/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/15/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/15/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/16/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/16/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/19/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/19/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
3/20/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	3/20/2012	Holiday
	[ - - - ]				$	[ - - - ]		[ - - - ]				$	[ - - - ]
[ - - - ]

[ - - - ]							[ - - - ]
[ - - - ]	[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ]	[ - - - ] (USD)		[ - - - ] (USD)		[ - - - ] (USD)
	[ - - - ]		[ - - - ]		[ - - - ]			[ - - - ]		[ - - - ]		[ - - - ]
5/1/2012	Holiday						5/1/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/2/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/2/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/3/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/3/2012	Holiday
5/4/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/4/2012	Holiday
5/7/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/7/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/8/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/8/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/9/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/9/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/10/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/10/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/11/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/11/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/14/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/14/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/15/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/15/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/16/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/16/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/17/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/17/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
5/18/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]	5/18/2012	$	[ - - - ]	$	[ - - - ]	$	[ - - - ]
	[ - - - ]				$	[ - - - ]		[ - - - ]				$	[ - - - ]
[ - - - ]

[ - - - ]

[ - - - ]:

(a)                               [ - - - ]

Example Data:

[ - - - ]
[ - - - ]	[ - - - ]
[ - - - ]	[ - - - ]
[ - - - ]	[ - - - ]
[ - - - ]	[ - - - ]
[ - - - ]	[ - - - ]

(b)                               [ - - - ]

(c)                                [ - - - ]

[ - - - ]

(d)                               [ - - - ]

[ - - - ]

[ - - - ]

[ - - - ]

(a)                               [ - - - ]

(b)                               [ - - - ]

[ - - - ]

(a)                               [ - - - ]

(b)                               [ - - - ]

[ - - - ]:

(a)                               [ - - - ].

(b)                               [ - - - ]

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(1)                                 [ - - - ]

(2)                                 [ - - - ]

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